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                             EXHIBIT 99.A(5)(a)(i)

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                             POLICY UPDATE PAGE
[Manulife Financial Logo]
MANULIFE FINANCIAL
                             The Manufacturers Life Insurance Company of America

This form is an update to the Policy Information Section of your policy. It should be attached to your policy.

                            LIST OF INVESTMENT FUNDS

THE SEPARATE ACCOUNT IS AUTHORIZED TO INVEST IN SHARES OF MANULIFE SERIES FUND, INC. OR ANOTHER INVESTMENT COMPANY. EACH SUB-ACCOUNT OF THE SEPARATE ACCOUNT PURCHASES SHARES IN THE FUNDS LISTED BELOW. WE WILL INFORM YOU OF ANY CHANGES IN THE AVAILABLE FUNDS.

YOU MAY ALLOCATE NET PREMIUMS TO ANY OF THE FUNDS. YOUR INITIAL INVESTMENT ALLOCATION IS SHOWN IN THE APPLICATION FOR THE POLICY.

SEE THE FOLLOWING PROVISIONS FOR DETAILS: POLICY VALUE, POLICY VALUE COMPOSITION, AND INVESTMENT OPTIONS.

THE FOLLOWING LIST OF INVESTMENT FUNDS REPLACES THE LIST SHOWN ON PAGE 9 OF YOUR POLICY.

NASL SERIES TRUST PORTFOLIOS AND INVESTMENT OBJECTIVES

(1) THE PACIFIC RIM EMERGING MARKETS TRUST SEEKS TO PROVIDE LONG-TERM GROWTH OF CAPITAL.

(2) THE SCIENCE AND TECHNOLOGY TRUST SEEKS TO PROVIDE LONG-TERM GROWTH OF CAPITAL. CURRENT INCOME IS INCIDENTAL TO THE PORTFOLIOS OBJECTIVE.

(3) THE INTERNATIONAL SMALL CAP TRUST SEEKS TO PROVIDE LONG-TERM CAPITAL APPRECIATION.

(4)     THE EMERGING GROWTH TRUST SEEKS TO PROVIDE MAXIMUM CAPITAL APPRECIATION.

(5)     THE PILGRIM BAXTER GROWTH TRUST SEEKS TO PROVIDE CAPITAL APPRECIATION.

(6)     THE SMALL/MID CAP TRUST SEEKS TO PROVIDE LONG-TERM CAPITAL APPRECIATION.

(7)     THE INTERNATIONAL STOCK TRUST SEEKS TO PROVIDE LONG-TERM GROWTH OF
        CAPITAL.

(8)     THE WORLDWIDE GROWTH TRUST SEEKS TO PROVIDE LONG-TERM GROWTH OF CAPITAL.

(9)     THE GLOBAL EQUITY TRUST SEEKS TO PROVIDE LONG-TERM CAPITAL APPRECIATION.

(10)    THE GROWTH TRUST SEEKS TO PROVIDE LONG-TERM GROWTH OF CAPITAL.

(11) THE EQUITY TRUST SEEKS TO PROVIDE GROWTH OF CAPITAL. CURRENT INCOME IS A SECONDARY CONSIDERATION ALTHOUGH GROWTH OF INCOME MAY ACCOMPANY GROWTH OF CAPITAL.

(12) THE QUANTITATIVE EQUITY TRUST SEEKS TO ACHIEVE INTERMEDIATE AND LONG-TERM GROWTH THROUGH CAPITAL APPRECIATION AND CURRENT INCOME.

(13) THE EQUITY INDEX TRUST SEEKS TO ACHIEVE INVESTMENT RESULTS WHICH APPROXIMATE THE TOTAL RETURN OF PUBLICLY TRADED COMMON STOCKS IN THE AGGREGATE, AS REPRESENTED BY THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX.

(14) THE BLUE CHIP GROWTH TRUST SEEKS TO PROVIDE LONG-TERM GROWTH OF CAPITAL. CURRENT INCOME IS A SECONDARY OBJECTIVE, AND MANY OF THE STOCKS IN THE PORTFOLIO ARE EXPECTED TO PAY DIVIDENDS.

                                                                    (See Over)
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Manulife Financial and the block design are registered service marks of The
Manufacturers Life Insurance Company and are used by it and its subsidiaries.

770-10ua

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(15)  THE REAL ESTATE SECURITIES TRUST SEEKS TO ACHIEVE A COMBINATION OF
      LONG-TERM CAPITAL APPRECIATION AND SATISFACTORY CURRENT INCOME.

(16) THE VALUE TRUST SEEKS TO PROVIDE AN ABOVE-AVERAGE TOTAL RETURN OVER A MARKET CYCLE OF THREE TO FIVE YEARS, CONSISTENT WITH REASONABLE RISK.

(17) THE INTERNATIONAL GROWTH AND INCOME TRUST SEEKS TO PROVIDE LONG-TERM GROWTH OF CAPITAL AND INCOME.

(18) THE GROWTH AND INCOME TRUST SEEKS TO PROVIDE LONG-TERM GROWTH OF CAPITAL AND INCOME CONSISTENT WITH PRUDENT INVESTMENT RISK.

(19) THE EQUITY-INCOME TRUST SEEKS TO PROVIDE SUBSTANTIAL DIVIDEND INCOME AND ALSO LONG-TERM CAPITAL APPRECIATION.

(20)  THE BALANCED TRUST SEEKS TO PROVIDE CURRENT INCOME AND CAPITAL
      APPRECIATION.

(21) THE AUTOMATIC ASSET ALLOCATION TRUSTS (AGGRESSIVE, MODERATE AND CONSERVATIVE) SEEK TO OBTAIN THE HIGHEST POTENTIAL TOTAL RETURN
      CONSISTENT WITH A SPECIFIED LEVEL OF RISK TOLERANCE - AGGRESSIVE, MODERATE AND CONSERVATIVE.

(22) THE HIGH YIELD TRUST SEEKS TO REALIZE AN ABOVE-AVERAGE TOTAL RETURN OVER A MARKET CYCLE OF THREE TO FIVE YEARS, CONSISTENT WITH REASONABLE RISK.

(23) THE STRATEGIC BOND TRUST SEEKS TO PROVIDE A HIGH LEVEL OF TOTAL RETURN CONSISTENT WITH PRESERVATION OF CAPITAL.

(24) THE GLOBAL GOVERNMENT BOND TRUST SEEKS TO PROVIDE A HIGH LEVEL OF TOTAL RETURN BY PLACING PRIMARY EMPHASIS ON HIGH CURRENT INCOME AND THE PRESERVATION OF CAPITAL.

(25) THE CAPITAL GROWTH BOND TRUST SEEKS TO ACHIEVE GROWTH OF CAPITAL BY INVESTING IN MEDIUM-GRADE OR BETTER DEBT SECURITIES, WITH INCOME AS A SECONDARY CONSIDERATION.

(26) THE INVESTMENT QUALITY BOND TRUST SEEKS TO PROVIDE A HIGH LEVEL OF CURRENT INCOME CONSISTENT WITH THE MAINTENANCE OF PRINCIPAL AND LIQUIDITY.

(27) THE U.S. GOVERNMENT SECURITIES TRUST SEEKS TO OBTAIN A HIGH LEVEL OF CURRENT INCOME CONSISTENT WITH PRESERVATION OF CAPITAL AND MAINTENANCE OF LIQUIDITY.

(28) THE MONEY MARKET TRUST SEEKS TO OBTAIN MAXIMUM CURRENT INCOME CONSISTENT WITH PRESERVATION OF PRINCIPAL AND LIQUIDITY.

(29) THE LIFESTYLE AGGRESSIVE 1000 TRUST SEEKS TO PROVIDE LONG-TERM GROWTH OF CAPITAL. CURRENT INCOME IS NOT A CONSIDERATION.

(30) THE LIFESTYLE GROWTH 820 TRUST SEEKS TO PROVIDE LONG-TERM GROWTH OF CAPITAL WITH CONSIDERATION ALSO GIVEN TO CURRENT INCOME.

(31) THE LIFESTYLE BALANCED 640 TRUST SEEKS TO PROVIDE A BALANCE BETWEEN A HIGH LEVEL OF CURRENT INCOME AND GROWTH OF CAPITAL WITH A GREATER EMPHASIS GIVEN TO CAPITAL GROWTH.

(32) THE LIFESTYLE MODERATE 460 TRUST SEEKS TO PROVIDE A BALANCE BETWEEN A HIGH LEVEL OF CURRENT INCOME AND GROWTH OF CAPITAL WITH A GREATER EMPHASIS GIVEN TO HIGH INCOME.

(33) THE LIFESTYLE CONSERVATIVE 280 TRUST SEEKS TO PROVIDE A HIGH LEVEL OF CURRENT INCOME WITH SOME CONSIDERATION ALSO GIVEN TO GROWTH OF CAPITAL.

                            THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

                                                [LOGO SIGNATURE]

                                                   President

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